UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 2012

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Needham Street

Newton, MA 02464

(Address of principal executive offices) (Zip code)

(617) 670-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Change in Control of Registrant.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, Liberty USA Holdings, LLC (the “Buyer”), a wholly-owned subsidiary of Liberty Interactive Corporation (“Liberty”), and Barry Diller, The Diller-von Furstenberg Family Foundation (the “Foundation”) and the Revocable Trust under the Trust Agreement of the Arrow 1999 Trust (the “Trust” and, together with Mr. Diller and the Foundation, the “Sellers”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Buyer purchased an aggregate of 4,799,848 shares of common stock (the “Shares”) of TripAdvisor, Inc. (“TripAdvisor” or the “Company”) from Sellers for an aggregate purchase price of $299,990,500, or $62.50 per share. The funds used by Buyer to acquire the Shares were funds derived from the available cash on hand contributed by Liberty to the Buyer. There are no arrangements among the parties known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

Effective upon completion of the transaction, Mr. Diller resigned as Chairman of the Board of Directors of TripAdvisor and the Senior Executive of TripAdvisor, but will continue serving as a non-employee director of TripAdvisor. Mr. Diller will not be entitled to any severance payment. Mr. Diller will receive an annual retainer and equity grant for his services as a non-employee director. The transaction did not change the number and members of the Board of Directors. TripAdvisor will make an announcement when the Board of Directors has elected a new Chairman of the Board of Directors.

Effective upon completion of the transaction, Mr. Diller’s right to control the vote of the shares of TripAdvisor’s common stock and Class B common stock that are beneficially owned by Liberty has terminated and Liberty now controls a majority voting stake in TripAdvisor. Giving effect to the transaction, Liberty beneficially owns 18,159,752 shares of TripAdvisor’s common stock and 12,799,999 shares of TripAdvisor’s Class B common stock, which shares constitute 14.0% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of Liberty’s shares of Class B common stock into common stock, Liberty would beneficially own 21.8% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, Liberty may be deemed to beneficially own equity securities of the Company representing approximately 56.8% of the voting power of the Company. The foregoing beneficial ownership amounts exclude shares of Common Stock beneficially owned by the executive officers and directors of Liberty. The foregoing beneficial ownership amounts are based on there being outstanding, as of the close of business on October 30, 2012, 129,543,981 shares of common stock and 12,799,999 shares of Class B common stock, as reported in TripAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

In connection with TripAdvisor’s spin-off from Expedia, Inc. in December 2011 (the “Spin-Off”), TripAdvisor entered into a Governance Agreement with Liberty and Mr. Diller, dated December 20, 2011 (the “Governance Agreement”). In addition, Liberty and Mr. Diller entered into a Stockholders Agreement, dated December 20, 2011, pursuant to which, among other things, Liberty granted to Mr. Diller an irrevocable proxy with respect to all of TripAdvisor’s securities beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent (other than with respect to contingent matters with respect to which Liberty has not consented) (the “Liberty Proxy”). As a result of the completion of the transaction: (i) the Stockholders Agreement has, in accordance with its terms, terminated, (ii) the Liberty Proxy has terminated and Mr. Diller will no longer have the right to vote the shares of TripAdvisor common stock and Class B common stock beneficially owned by Liberty, and (iii) the Governance Agreement has, in accordance with its terms, terminated with respect to Mr. Diller and remains in effect with respect to Liberty and TripAdvisor. As a result, Liberty effectively controls approximately 56.8% of the voting power of TripAdvisor’s capital stock and so long as its ownership remains above a certain threshold, has the right under the Governance Agreement to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors.

Pursuant to the terms of the Company’s restated certificate of incorporation, TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock they hold, voting together as a single voting group, in the election of directors generally. In addition, the restated certificate of incorporation provides that the holders of common stock, voting as a separate class, are entitled to elect 25% of the total number of directors (rounded up to the next highest whole number). Accordingly, because the Board of Directors currently consists of 10 directors, the holders of common stock are currently entitled to elect 3 of ten directors and the holders of common stock and Class B common stock, voting together as a single voting group, elect the remaining seven directors. As a result of the transaction, Liberty generally controls the vote of approximately 56.8% of the combined voting power of the outstanding TripAdvisor capital stock.

Pursuant to the terms of the Stock Purchase Agreement, Liberty has agreed that, until the Director Expiration Date (as defined below), it will:

•

use its reasonable best efforts to cause Mr. Diller to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company,

•

vote, or act by written consent with respect to, any and all shares of common stock or shares of Class B common stock with respect to which it has the power to vote, in favor of Mr. Diller to serve as a director on the Company’s Board of Directors, and

•

use its reasonable best efforts to ensure that the unvested options to acquire, and restricted stock units (the “RSUs”) with respect to, shares of common stock that Mr. Diller held as of the completion of the transaction will continue to vest as long as Mr. Diller remains a director of the Company and the post-termination exercise period of any options to acquire shares of common stock of the Company (“Options”) that Mr. Diller held as of the completion of the transaction will not commence until Mr. Diller ceases to be a director of the Company.

The term “Director Expiration Date” in the Stock Purchase Agreement means the first to occur of (w) January 1, 2018, (x) such time as Mr. Diller has been convicted of, or has pled guilty to, any felony involving moral turpitude, (y) Mr. Diller ceases to hold any Options or RSUs or (z) such time as all Options and RSUs shall have become vested and shall by their terms be exercisable through the applicable expiration date.

Liberty also agreed with Sellers that, in the event it transfers shares of common stock and/or Class B common stock constituting 10% or more of the outstanding voting power of the Company to a single third party, it will cause such transferee to assume Liberty’s voting obligation under the Stock Purchase Agreement with respect to such transferred shares.

TripAdvisor will continue to rely on the exemptions to certain Marketplace Rules of The NASDAQ Stock Market LLC applicable to “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, group or another company.

Liberty’s control of the Company, as well as the existing provisions of the Company’s organizational documents and Delaware law, may discourage or prevent a change of control of the Company, which may reduce the market price of its common stock.

In addition, Liberty will continue to have the right, subject to certain conditions, to require TripAdvisor to file registration statements covering Liberty’s shares or to include Liberty’s shares in registration statements that TripAdvisor may file for itself or other stockholders. If Liberty sells substantial amounts of the Company’s common stock in the public market, or if there is a perception in the public market that Liberty might sell shares of the Company’s common stock, the market price of its common stock could decrease significantly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ SETH J. KALVERT
Seth J. Kalvert Senior Vice President, General Counsel and Secretary

Dated: December 12, 2012